                                                                    Exhibit 4(i)
                                                                    ------------



                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                      AND

                             THE BANK OF NEW YORK,

                                   AS TRUSTEE


                               __________________

                                   INDENTURE

                         Dated as of             , 1997
                                      -----------

                              ___________________

                         Junior Subordinated Debentures

                            CROSS REFERENCE SHEET(*)


          Provisions of Trust Indenture Act of 1939 and Indenture to be dated as
of           , 1997 between HAWAIIAN ELECTRIC INDUSTRIES, INC. and THE BANK OF
   ----------
NEW YORK, Trustee:

Section of the Act                        Section of Indenture
------------------                        --------------------

310(a)(1) and (2).......................  7.09
310(a)(3) and (4).......................  Inapplicable
310(b)..................................  7.08, 7.10 and 7.11
310(c)..................................  Inapplicable
311(a)..................................  7.13(a)
311(b)..................................  7.13(b)
311(c)..................................  Inapplicable
312(a)..................................  5.01 and 5.02
312(b)..................................  5.02
312(c)..................................  5.02
313(a)..................................  5.04
313(b)(1)...............................  Inapplicable
313(b)(2)...............................  5.04
313(c)..................................  5.04
313(d)..................................  5.04
314(a)..................................  5.03
314(b)..................................  Inapplicable
314(c)(1) and (2).......................  13.06
314(c)(3)...............................  Inapplicable
314(d)..................................  Inapplicable
314(e)..................................  13.06
314(f)..................................  Inapplicable
315(a), (c) and (d).....................  7.01
315(b)..................................  6.07
315(e)..................................  6.08
316(a)(1)...............................  6.06
316(a)(2)...............................  Inapplicable
316(a) (last sentence)..................  8.04
316(b)..................................  6.04
317(a)..................................  6.02
317(b)..................................  4.03
318(a)..................................  13.08

(*) This Cross Reference Sheet is not part of the Indenture.

                              TABLE OF CONTENTS(*)


PARTIES.....................................................  1

                                   RECITALS:
Purpose of Indenture........................................  1
Compliance with legal requirements..........................  1
Purpose of and consideration for Indenture..................  1

                                  ARTICLE ONE

                                  Definitions

SECTION 1.01.  Definitions..................................  2
               Additional Interest..........................  2
               Affiliate....................................  2
               Authenticating Agent.........................  3
               Board of Directors...........................  3
               Board Resolution.............................  3
               Business Day.................................  3
               Certificate..................................  3
               Company......................................  3
               Corporate Trust Office.......................  3
               Debenture or Debentures......................  4
               Debenture Register...........................  4
               Debentureholder..............................  4
               Default......................................  4
               Defeasance Agent.............................  4
               Depository...................................  4
               Event of Default.............................  4
               General Partner..............................  5
               Global Debenture.............................  5
               Governmental Obligations.....................  5
               Hawaiian Electric Industries Capital Trust...  5
               Indenture....................................  6
               Interest Payment Date........................  6
               Limited Partnership Agreement................  6
               Officer's Certificate........................  5
               Opinion of Counsel...........................  6
               Outstanding..................................  6
               Partnership..................................  7

               Partnership Guarantee........................  7
               Partnership Preferred Securities.............  7
               Person.......................................  7
               Place of Payment.............................  7
               Predecessor Debenture........................  7
               Property Trustee.............................  8
               Responsible Officer..........................  8
               Security.....................................  8
               Security Exchange............................  8
               Senior Indebtedness..........................  9
               Subsidiary...................................  9
               Trust Agreement..............................  9
               Trust Common Securities...................... 10
               Trust Guarantee.............................. 10
               Trust Indenture Act.......................... 10
               Trust Preferred Securities................... 10
               Trustee...................................... 10

                                  ARTICLE TWO

                                 The Debentures

SECTION 2.01.  Designation, Terms, Amount, Authentication
               and Delivery of Debentures................... 10
SECTION 2.02.  Form of Debentures and Trustee's Certificate. 13
SECTION 2.03.  Date and Denominations of Debentures; Payment
               of Principal, Premium and Interest........... 13
SECTION 2.04.  Execution of Debentures...................... 16
SECTION 2.05.  Mutilated, Destroyed, Lost or Stolen
               Debentures................................... 17
SECTION 2.06.  Temporary Debentures........................  18
SECTION 2.07.  Exchange of Debentures......................  19
SECTION 2.08.  Cancellation................................  21
SECTION 2.09.  Beneficiaries...............................  21
SECTION 2.10.  Appointment of Authenticating Agent.........  21
SECTION 2.11.  Global Debenture............................  22
SECTION 2.12.  CUSIP Numbers...............................  24

                                 ARTICLE THREE

             Redemption of Debentures and Sinking Fund Provisions

SECTION 3.01.  Redemption of Debentures..................... 24
SECTION 3.02.  Notice of Redemption; Selection by
               Trustee of Debentures to be Redeemed......... 24
SECTION 3.03.  Debentures Payable on Redemption Date;
               Debentures Redeemed in Part.................. 26
SECTION 3.04.  Sinking Fund for Debentures.................. 27
SECTION 3.05.  Satisfaction of Sinking Fund Payments With
               Debentures................................... 27
SECTION 3.06.  Redemption of Debentures for Sinking Fund.... 28

                                  ARTICLE FOUR

                      Particular Covenants of the Company

SECTION 4.01.  Payment of Principal, Premium and Interest... 28
SECTION 4.02.  Maintenance of Office or Agency.............. 28
SECTION 4.03.  Paying Agent; Money for Debenture Payments
               to be Held in Trust.......................... 29
SECTION 4.04.  Appointment to Fill Vacancy.................. 31
SECTION 4.05.  Payment of Additional Interest............... 31
SECTION 4.06.  Maintenance of the Hawaiian Electric
               Industries Capital Trust and the
               Partnership.................................. 31

                                  ARTICLE FIVE

               Debentureholders' Lists and Reports by the Company
                                and the Trustee

SECTION 5.01.  Company to Furnish Trustee Names and
               Addresses of Debentureholders................ 32
SECTION 5.02.  Preservation of Information; Communications
               to Holders................................... 33
SECTION 5.03.  Reports by Company........................... 35
SECTION 5.04.  Reports by Trustee........................... 36

                                  ARTICLE SIX

                  Remedies of the Trustee and Debentureholders
                              on Event of Default

SECTION 6.01.  Event of Default............................. 38
SECTION 6.02.  Acceleration of Maturity..................... 42
SECTION 6.03.  Application of Moneys Collected.............. 44
SECTION 6.04. Limitation on Suits; Unconditional Right of Debentureholders to Insitute Certain Suits... 44
SECTION 6.05.  Rights and Remedies Cumulative; Delay or
               Omission Not A Waiver........................ 46
SECTION 6.06.  Control by Debentureholders; Waiver of
               Past Defaults................................ 46
SECTION 6.07.  Notice of Defaults........................... 48
SECTION 6.08.  Undertaking for Costs........................ 48
SECTION 6.09.  Certain Additional Covenants................. 49

                                 ARTICLE SEVEN

                             Concerning the Trustee

SECTION 7.01.  Certain Duties and Responsibilities.......... 50
SECTION 7.02.  Certain Rights of Trustee.................... 52
SECTION 7.03.  Limitations of Liability..................... 53
SECTION 7.04.  Ownership of Debentures...................... 54
SECTION 7.05.  Moneys Held Without Interest................. 54
SECTION 7.06.  Compensation and Reimbursement............... 54
SECTION 7.07.  Reliance on Certificate of Officers
               of Company................................... 55
SECTION 7.08.  Conflicts of Interest........................ 56
SECTION 7.09.  Requirements for Eligibility................. 64
SECTION 7.10.  Resignation and Removal...................... 64
SECTION 7.11.  Successor Trustee............................ 67
SECTION 7.12.  Successor to Trustee by Merger,
               Consolidation or Succession to Business...... 69
SECTION 7.13.  Preferential Collection of Claims Against
               Issuer; Trustee as Creditor.................. 69

                                 ARTICLE EIGHT

                        Concerning the Debentureholders

SECTION 8.01.  Evidence of Action by Debentureholders....... 75
SECTION 8.02.  Proof of Execution of Instruments and of
               Holding of Debentures........................ 76
SECTION 8.03.  Persons Deemed Owners of Debentures.......... 76
SECTION 8.04.  Debentures Owned by Company or Controlled
               or Controlling Companies Disregarded for
               Certain Purposes............................. 76
SECTION 8.05.  Instruments Executed by Debentureholders
               Bind Future Holders.......................... 77

                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of
               Debentureholders............................. 78
SECTION 9.02.  Modification of Indenture With Consent of
               Debentureholders............................. 79
SECTION 9.03.  Effect of Supplemental Indentures............ 81
SECTION 9.04.  Debentures May Bear Notation of Changes by
               Supplemental Indentures...................... 81
SECTION 9.05.  Opinion of Counsel........................... 82

                                  ARTICLE TEN

                   Consolidation, Merger, Sale or Conveyance

SECTION 10.01. Company May Consolidate, Etc., Only on
               Certain Terms................................ 82
SECTION 10.02. Successor Corporation........................ 83
SECTION 10.03. Opinion of Counsel........................... 83

                                 ARTICLE ELEVEN

                    Satisfaction and Discharge of Indenture;
                          Defeasance; Unclaimed Moneys

SECTION 11.01. Satisfaction and Discharge of Indenture...... 83
SECTION 11.02. Application by Trustee of Funds Deposited
               for Payment of Debentures.................... 89
SECTION 11.03. Application by Trustee of Funds Deposited
               for Payment of Debentures.................... 89
SECTION 11.04. Repayment of Moneys Held by Paying Agent..... 90
SECTION 11.05. Repayment of Moneys Held by Trustee.......... 90

                                 ARTICLE TWELVE

                    Immunity of Incorporators, Stockholders,
                             Officers and Directors

SECTION 12.01. Immunity From Individual Liability........... 91


                                ARTICLE THIRTEEN

                            Miscellaneous Provisions

SECTION 13.01. Successors and Assigns....................... 92
SECTION 13.02. Acts of Board, Committee or Officer of
               Successor Company............................ 92
SECTION 13.03. Surrender of Powers of Company............... 92
SECTION 13.04. Required Notices or Demands Served by Mail... 92
SECTION 13.05. Governing Law................................ 93
SECTION 13.06. Officer's Certificates and Opinions of
               Counsel...................................... 93
SECTION 13.07. Payments Due on Saturdays, Sundays
               or Holidays.................................. 93
SECTION 13.08. Provisions Required by Trust Indenture Act... 94
SECTION 13.09. Indenture May be Executed in Counterparts.... 94
SECTION 13.10. Severability of Indenture Provisions......... 94
SECTION 13.11. Assignment by Company to Subsidiary.......... 94
SECTION 13.12. Holders of Trust Preferred Securities as
               Third Party Beneficiaries of this Indenture.. 95

                                ARTICLE FOURTEEN

                          Subordination of Debentures

SECTION 14.01. Agreement to Subordinate....................  95
SECTION 14.02. Rights of Senior Indebtedness in the Event
               of Insolvency, Etc., of the Company.........  96
SECTION 14.03. Payment Over of Proceeds Received on
               Debentures..................................  97
SECTION 14.04. Payment to Debentureholders.................  99
SECTION 14.05. Holders of Debentures Authorize
               Trustee to Effectuate Subordination
               of Debentures............................... 100
SECTION 14.06. Notice to Trustee........................... 100
SECTION 14.07. Trustees May Hold Senior Indebtedness....... 101
SECTION 14.08. Applicability of Article Fourteen
               to Paying Agents............................ 101

ACCEPTANCE OF TRUST BY TRUSTEE.............................

TESTIMONIUM................................................

SIGNATURES AND SEALS.......................................

ACKNOWLEDGMENTS............................................

          THIS INDENTURE, is dated as of the _____ day of ______________, 1997, between HAWAIIAN ELECTRIC INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Hawaii (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter sometimes referred to as the "Trustee"):

          WHEREAS, for its lawful corporate purposes, the Company has fully authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures (hereinafter referred to as the "Debentures"), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Debentures without coupons, to be authenticated by the certificate of the Trustee;

          WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture;

          WHEREAS, the Debentures and the certificate of authentication to be borne by the Debentures (the "Certificate of Authentication") are to be substantially in such forms as may be approved by the Board of Directors (as defined below) or set forth in any indenture supplemental to this Indenture;

          AND WHEREAS, all acts and things necessary to make the Debentures issued pursuant hereto, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issuance of such Debentures, and the execution of this Indenture has been and the issuance hereunder of the Debentures has been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Debentures:

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That in order to declare the terms and conditions upon which the Debentures are and are to be authenticated, issued and delivered, and in consideration of the premises and of the acquisition and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Debentures, without any discrimination, preference or priority of any one Debenture over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided herein, as follows:


                                  ARTICLE ONE

                                  Definitions

SECTION 1.01.  Definitions.
               ------------

          The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any resolution of the Board of Directors of the Company and of any indenture supplemental hereof shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this instrument.

          Additional Interest: The term "Additional Interest" shall mean the additional interest as provided in Section 4.05.

          Affiliate: The term "Affiliate" of the Company shall mean any company at least a majority of whose outstanding voting stock shall at the time be owned by the Company, or by one or more direct or indirect subsidiaries of the Company or by the Company and one or more direct or indirect subsidiaries of the Company. For the purposes only of this definition of the term "Affiliate", the term "voting stock", as applied to the stock of any company, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such company, other than stock having such power only by reason of the occurrence of a contingency.

          Authenticating Agent: The term "Authenticating Agent" means an authenticating agent with respect to all or any of the series of Debentures, as the case may be, appointed with respect to all or any series of the Debentures, as the case may be, by the Trustee pursuant to Section 2.10.

          Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company, or any committee of such Board duly authorized to act hereunder.

          Board Resolution: The term "Board Resolution" shall mean a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

          Business Day: The term "business day", with respect to any Place of Payment for a series of Debentures, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment are authorized or obligated by law or executive order to close.

          Certificate: The term "Certificate" shall mean a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 13.06.

          Company: The term "Company" shall mean Hawaiian Electric Industries, Inc., a corporation duly organized and existing under the laws of the State of Hawaii, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

          Corporate Trust Office: The term "Corporate Trust Office" shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration.

          Debenture or Debentures: The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture. The term "Debenture" or "Debentures" also include unsecured notes and other evidences of indebtedness which may be issued pursuant to this Indenture.

          Debenture Register: The term "Debenture Register" shall mean the book in which the Company will keep and register, or cause to be kept and registered, a record of the name and addresses of the holder of record of each Debenture as provided in Section 2.07 and in accordance with the terms of this Indenture.

          Debentureholder: The term "Debentureholder", "holder of Debentures", "registered holder", or other similar term, shall mean the person or persons in whose name or names a particular Debenture shall be registered in the Debenture Register.

          Default: The term "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          Defeasance Agent: The term "Defeasance Agent" shall mean the Person, if any, selected by the Company and approved by the Trustee to receive the payments of money and any Governmental Obligations as provided in Section 11.01.

          Depository: The term "Depository" shall mean, with respect to Debentures of any series, for which the Company shall determine that such Debentures will be issued as a Global Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or 2.11.

          Event of Default: The term "Event of Default" with respect to Debentures of a particular series shall mean any event specified in Section 6.01(a), continued for the period of time, if any, therein designated.

          General Partner: The term "General Partner" means Hycap Management, Inc., a Delaware corporation and subsidiary of the Company, in its capacity as general partner of the Partnership, and its successors and assigns.

          Global Debenture: The term "Global Debenture" shall mean, with respect to any series of Debentures, a Debenture executed by the Company and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depository or its nominee.

          Governmental Obligations: The term, "Governmental Obligations" shall mean securities that are (i)direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii)obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depository receipt.

          Hawaiian Electric Industries Capital Trust: The term "Hawaiian Electric Industries Capital Trust" shall mean such statutory business trust created under the laws of the State of Delaware specified in the applicable Board Resolution or supplemental indenture establishing a particular series of Debentures pursuant to Section 2.01 hereof.

          Indenture: The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

          Interest Payment Date: The term "Interest Payment Date" when used with respect to any installment of interest on a Debenture of a particular series shall mean the date specified in such Debenture or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Debentures of that series is due and payable.

          Limited Partnership Agreement: The term "Limited Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership, dated as of _________________, 1997, of the Partnership, as amended, modified or otherwise supplemented from time to time.

          Officer's Certificate: The term "Officer's Certificate" shall mean a certificate signed by the President, any Vice President, the Treasurer or the Controller of the Company. Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

          Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel for the Company or a Subsidiary and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

          Outstanding: The term "Outstanding", when used with reference to Debentures of any series, shall, subject to the provisions of Section 8.01, mean, as of any particular time, all Debentures of that series theretofore authenticated and delivered by the Trustee under this Indenture, except
(a)Debentures theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or which have previously been canceled; (b)Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust for the holders of such Debentures by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07; and (d) Debentures paid pursuant to Section 2.05.

          Partnership: The term "Partnership" means HEI Preferred Funding, LP, a Delaware limited partnership, and any successor thereto.

          Partnership Guarantee: The term "Partnership Guarantee" shall mean the guarantee, if any, that the Company may enter into that operates directly or indirectly for the benefit of holders of Partnership Preferred Securities, if any, issued by the Partnership.

          Partnership Preferred Securities: The term "Partnership Preferred Securities" means the limited partnership interests, if any, issued pursuant to the Limited Partnership Agreement.

          Person: The term "Person" means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Place of Payment: The term "Place of Payment", when used with respect to the Debentures of any series, means the place or places where the principal of (and premium, if any) and interest on the Debentures of that series are payable as specified as contemplated by Section 2.01.

          Predecessor Debenture: The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.05 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

          Property Trustee: The term "Property Trustee" means the entity performing the function of the Property Trustee under the applicable Trust Agreement of a Hawaiian Electric Industries Capital Trust.

          Responsible Officer: The term "Responsible Officer" when used with respect to the Trustee shall mean any vice president, the treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          Security: Except as provided in Section 7.08, the word "security" or securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          Security Exchange: "Security Exchange" when used with respect to the Debentures of any series that are held as trust assets of a Hawaiian Electric Industries Capital Trust pursuant to the Trust Agreement of such Hawaiian Electric Industries Capital Trust, means the distribution of the Debentures of such series by such Hawaiian Electric Industries Capital Trust in exchange for the Trust Preferred Securities and Trust Common Securities of such Hawaiian Electric Industries Capital Trust in dissolution of such Hawaiian Electric Industries Capital Trust pursuant to such Trust Agreement.

          Senior Indebtedness: The term "Senior Indebtedness" means the principal of and premium, if any, and interest on (a)all indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, (i)for money borrowed by the Company, (ii)for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii)in respect of letters of credit and acceptances issued or made by banks, or (iv)constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b)all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in this Indenture or the Debentures, Senior Indebtedness shall not include (i)any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Debentures, as the case may be, or (ii)any indebtedness of the Company to a Subsidiary.

          Subsidiary: The term "Subsidiary" shall mean any corporation at least a majority of whose outstanding voting stock shall at the time be owned by the Company or by one or more subsidiaries or by the Company and one or more Subsidiaries. For the purposes only of this definition of the term "Subsidiary", the term "voting stock", as applied to the stock of any corporation, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the occurrence of a contingency.

          Trust Agreement: The term "Trust Agreement" shall mean the respective Trust Agreement of the Hawaiian Electric Industries Capital Trusts, if any, specified in the applicable

Board Resolution or supplemental indenture establishing a particular series of Debentures pursuant to Section 2.01 hereof.

          Trust Common Securities: The term "Trust Common Securities" shall mean the common undivided beneficial interests, if any, in the assets of the applicable Hawaiian Electric Industries Capital Trust or Trusts.

          Trust Guarantee: The term "Trust Guarantee" shall mean the guarantee, if any, that the Company may enter into that operates directly or indirectly for the benefit of holders of Trust Preferred Securities, if any, issued by a Hawaiian Electric Industries Capital Trust.

          Trust Indenture Act: The term "Trust Indenture Act", subject to the provisions of Sections 9.01 and 9.02, shall mean the Trust Indenture Act of 1939, as amended and in effect at the date of execution of this Indenture.

          Trust Preferred Securities: The term "Trust Preferred Securities" shall mean the preferred undivided beneficial interests, if any, in the assets of the applicable Hawaiian Electric Industries Capital Trust.

          Trustee: The term "Trustee" shall mean The Bank of New York and, subject to the provisions of Article Seven, shall also include its successors and assigns, and, if at any time there is more than one person acting in such capacity hereunder, "Trustee" shall mean each such person. The term "Trustee" as used with respect to a particular series of the Debentures shall mean the trustee with respect to that series.


                                  ARTICLE TWO

                                 The Debentures

SECTION 2.01.  Designation, Terms, Amount, Authentication and
               Delivery of Debentures.

          The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.

          The Debentures may be issued in one or more series up to the aggregate principal amount of Debentures of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of a particular series and shall rank pari passu with the Debentures of each other series. The Debentures of each series shall be junior and subordinate in right of payment to any securities issued pursuant to the Senior Subordinated Indenture of the Company. Prior to the initial issuance of Debentures of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officer's Certificate, or established in one or more indentures supplemental hereto:

          (1) the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);

          (2) any limit upon the aggregate principal amount of the Debentures of that series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Debentures of that series);

          (3) the date or dates on which the principal of the Debentures of the series is payable;

          (4) the rate or rates at which the Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any;

          (5) the place or places where the principal of (and premium, if any) and interest on Debentures of the series shall be payable or surrendered for registration of transfer or exchange;

          (6) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record dates for the determination of holders to whom interest is payable on any such Interest Payment Dates;

          (7) the right, if any, to extend the interest payment periods and the duration of such extension;

          (8) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series may be redeemed, in whole or in part, at the option of the Company;

         (9) the provisions, if any, for a sinking, purchase or other analogous fund and the obligation, if any, of the Company to redeem or purchase Debentures of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (10) the form of the Debentures of the series including the form of the Certificate of Authentication for such series;

         (11) if other than denominations of $25 or any integral multiple thereof, the denominations in which the Debentures of the series shall be issuable;

         (12) whether the Debentures are issuable as a Global Debenture and, in such case, the identity of the Depository for such series;

         (13) if the Debentures of such series are to be deposited as trust assets in a Hawaiian Electric Industries Capital Trust, the name of the applicable Hawaiian Electric Industries Capital Trust (which shall distinguish such statutory business trust from all other Hawaiian Electric Industries Capital Trusts) into which the Debentures of such series are to be deposited as trust assets and the date of its Trust Agreement;

         (14) if the Debentures of such series are to be deposited as partnership assets in a limited partnership, such as the Partnership, the name of the applicable limited partnership (which shall distinguish such limited partnership from any other limited partnership of the Company) into which the Debentures of such series are to be deposited as partnership assets and the date of its limited partnership agreement;

          (15) whether or not the Debentures are to be sold to Persons who are not directly or indirectly owned or controlled by the Company and who are not Affiliates of the Company; and

          (16) any and all other terms with respect to such series (which terms shall not be inconsistent with the terms of this Indenture).

          All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution or in any indenture supplemental hereto.

          If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer's Certificate setting forth the terms of the series.

SECTION 2.02.  Form of Debentures and Trustee's Certificate.
               --------------------------------------------

          The Debentures of any series and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Board Resolution and as set forth in an Officer's Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Debentures of that series may be listed, or to conform to usage.

SECTION 2.03.  Date and Denominations of Debentures; Payment of
               Principal, Premium and Interest.
               -------------------------------

          The Debentures shall be issuable as registered Debentures and in the denominations of $25 or any integral multiple thereof, subject to Section 2.01(10). The Debentures of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. The principal of and the interest on the Debentures of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America which at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York. Each Debenture shall be dated the date of its authentication. Interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months. For any period shorter than a full 90-day quarter, interest will be completed on the basis of the actual number of days elapsed in such 90-day quarter.

          The interest installment on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Debentures of that series shall be paid to the person in whose name said Debenture (or one or more Predecessor Debentures) is registered on the Debenture Register at the close of business on the regular record date for such interest installment. In the event that any Debenture of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Debenture will be paid upon presentation and surrender of such Debenture as provided in Section 3.03.

          Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Debentures of the same series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

          (1) The Company may make payment of any Defaulted Interest on Debentures to the persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Debentures (or their Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Unless otherwise set forth in a or pursuant to Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of Debentures pursuant to Section 2.01 hereof, the term "regular record date" as used in this Section with respect to a series of Debentures with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest

Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a business day.

          Subject to the foregoing provisions of this Section, each Debenture of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

SECTION 2.04.  Execution of Debentures.
               --------------------------

          The Debentures shall, subject to the provisions of Section 2.06, be printed on steel engraved borders or fully or partially engraved, or legibly typed, as the proper officers of the Company may determine, and shall be signed on behalf of the Company by its President or any Vice President and by its Treasurer, Controller or Secretary or an Assistant Treasurer or Assistant Secretary, under its corporate seal or a facsimile thereof reproduced thereon. The signature of any of these officers on the Debentures may be manual or facsimile. The seal of the Company may be in the form of a facsimile of the seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures.

          Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures and did not hold such offices at the date of such Debentures.

          Only such Debentures as shall bear thereon a Certificate of Authentication substantially in the form established for such Debentures, executed manually by an authorized signatory of the Trustee, or by any Authenticating Agent with respect to such Debentures, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Debentures, upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures, signed by its President or any Vice President and by its Treasurer, Controller or Secretary or any Assistant Treasurer or Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and make available such Debentures.

          In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

          The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

SECTION 2.05.  Mutilated, Destroyed, Lost or Stolen Debentures.
               --------------------------------------------------

          In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture of the same series bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

          Every Debenture issued pursuant to the provisions of this Section in substitution for any Debenture which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of the same series duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.06.  Temporary Debentures.
               -----------------------

          Pending the preparation of definitive Debentures of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures of such series. Without unnecessary delay the Company will execute and will furnish definitive Debentures of such series and thereupon any or all temporary Debentures of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in a Place of Payment for that series, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of such series, unless the Company advises the Trustee to the effect that definitive Debentures need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Debentures of such series shall be entitled to the same benefits under this Indenture as definitive Debentures of such series authenticated and delivered hereunder.

SECTION 2.07.  Exchange of Debentures.
               ----------------------

          (a) Debentures of any series may be exchanged upon presentation thereof at the office or agency of the Company in a Place of Payment for that series, for other Debentures of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures of the same series which the Debentureholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

          (b) The Company shall keep, or cause to be kept, at the Corporate Trust Office of the Trustee, or such other location designated by the Company in the Place of Payment, a register or registers (the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Debentures and the transfers of

Debentures as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. Unless otherwise provided by Board Resolution for a series of Debentures, the Trustee is hereby appointed as the registrar for the purpose of registering Debentures and transferring Debentures as herein provided (the "Debenture Registrar").

          Upon surrender for transfer of any Debenture at the Corporate Trust Office of the Trustee or such other location designated by the Company, the Company shall execute, the Trustee shall authenticate and such office or agency shall make available for delivery in the name of the transferee or transferees a new Debenture or Debentures of the same series as the Debenture presented for a like aggregate principal amount.

          All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by his duly authorized attorney in writing.

          (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption of any series, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.06, Section 3.03(b) and
Section 9.04 not involving any transfer.

          (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Debentures of the same series and ending at the close of business on the day of such mailing, nor (ii)to register the transfer of or exchange any Debentures of any series or portions thereof called for redemption. The provisions of this Section 2.07 are, with respect to any Global Debenture, subject to Section 2.11 hereof.

SECTION 2.08.  Cancellation.
               ---------------

          All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.09.  Beneficiaries.
               ---------------

          Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures.

SECTION 2.10.  Appointment of Authenticating Agent.
               --------------------------------------

          So long as any of the Debentures of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Debentures which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.05 hereof. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation which has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and which is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

SECTION 2.11.  Global Debenture.
               ----------------

          (a) If the Company shall establish pursuant to Section 2.01 that the Debentures of a particular series are to be issued in whole as one or more Global Debentures, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, one or more Global Debentures which (i)shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Debentures of such series, (ii)shall be registered in the name of the Depository or its nominee, (iii)shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv)shall bear a legend substantially to the following effect: "Except as otherwise provided in Section
2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

          (b) Notwithstanding the provisions of Section 2.07, unless and until it is exchanged in whole or in part for Debentures in definitive registered form the Global Debenture or Debentures of a series may be transferred, in whole but not in part and in the manner provided in Section 2.07, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

          (c) If at any time the Depository for a series of Debentures notifies the Company that it is unwilling or unable to continue as Depository for such series or if at any time the Depository for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Debentures of such series and the Company will execute, and subject to Section 2.07, the Trustee will authenticate and deliver Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of any series shall no longer be represented by one or more Global Debentures and that the provisions of this Section 2.11 shall no longer apply to the Debentures of such series. In such event the Company will execute and subject to Section 2.07, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and make available for delivery Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures of such series in exchange for such Global Debentures. Upon the exchange of the Global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debentures shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debentures pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the persons in whose names such Debentures are so registered.

SECTION 2.12.  CUSIP Numbers.
               --------------

          The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                 ARTICLE THREE

                          Redemption of Debentures and
                            Sinking Fund Provisions

SECTION 3.01.  Redemption of Debentures.
               ---------------------------

          The Company may redeem the Debentures of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

SECTION 3.02.  Notice of Redemption; Selection by Trustee of
                    Debentures to be Redeemed.
                    --------------------------

          (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures of any series in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Debentures of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Debenture Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures of such series or any other series. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with any such restriction.

          Each such notice of redemption shall identify the Debentures to be redeemed (including "CUSIP" numbers) and shall specify the date fixed for redemption and the redemption price at which Debentures of that series are to be redeemed, and shall state the place or places where such Debentures are to be presented and surrendered for payment of the redemption price of such Debentures to be redeemed, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Debentures of a series are to be redeemed, the notice to the holders of Debentures of that series to be redeemed in whole or in part shall specify the particular Debentures to be so redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures of such series in principal amount equal to the unredeemed portion thereof will be issued.

          (b) If the Debentures of a series are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and which may provide for the selection of a portion or portions (equal to $25 or any integral multiple thereof) of the principal amount of such Debentures of a denomination larger than $25, the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part.

          The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President, any Vice President or its Treasurer, Controller or Secretary, instruct the Trustee or any paying agent to call all or any part of the Debentures of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

SECTION 3.03.  Debentures Payable on Redemption Date;
               Debentures Redeemed in Part.
               ---------------------------------------

          (a) If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to
Section 2.03).

          (b) Upon presentation of any Debenture of such series which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the Debenture so presented.

SECTION 3.04.  Sinking Fund for Debentures.
               -----------------------------

          The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Debentures of a series, except as otherwise specified as contemplated by Section 2.01 for Debentures of such series.

          The minimum amount of any sinking fund payment provided for by the terms of Debentures of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Debentures of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Debentures for any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Debentures of any series as provided for by the terms of Debentures of such series.

SECTION 3.05.  Satisfaction of Sinking Fund Payments With
               Debentures.
               -------------------------------------------

          The Company (i)may deliver Outstanding Debentures of a series (other than any previously called for redemption) and (ii)may apply as a credit Debentures of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debentures or through the application of permitted optional sinking fund payments pursuant to the terms of such Debentures, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debentures of such series required to be made pursuant to the terms of such Debentures as provided for by the terms of such series; provided that such Debentures have not been previously so credited. Such Debentures shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debentures for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 3.06.  Redemption of Debentures for Sinking Fund.
               --------------------------------------------

          Not less than 45 days prior to each sinking fund payment date for any series of Debentures, the Company will deliver to the Trustee an Officer's Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms for that series, the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures of that series pursuant to Section 3.05 and the basis for such credit and will, together with such Officer's Certificate, deliver to the Trustee any Debentures to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debentures to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Section 3.03.


                                  ARTICLE FOUR

                      Particular Covenants of the Company

          The Company covenants and agrees for each series of the Debentures as follows:

SECTION 4.01.  Payment of Principal, Premium and Interest.
               ---------------------------------------------

          The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debentures of that series at the time and place and in the manner provided herein and established with respect to such Debentures.

SECTION 4.02.  Maintenance of Office or Agency.
               ----------------------------------

          So long as any series of the Debentures remain Outstanding, the Company agrees to maintain an office or agency in the Borough of Manhattan, the City and State of New York, with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i)Debentures of that series may be presented for payment, (ii)Debentures of that series may be presented as hereinabove authorized for registration of transfer and exchange, and (iii)notices and demands to or upon the Company in respect of the Debentures of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President, any Vice President or its Treasurer, Controller or Secretary and delivered to the Trustee, designate some other office or agency for such purposes or any of them. So long as any series of the Debentures remain Outstanding, such presentations, notices and demands may also be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. Notwithstanding anything else contained in this Indenture, payment of interest, if any, on Debentures that are not registered to a Hawaiian Electric Industries Capital Trust or the Partnership may be made at the option of the Company by check mailed to the address of the Person entitled thereto as it appears on the Debenture Register or by wire transfer to an account appropriately designated by the Person entitled thereto as it appears on the Debenture Register.

SECTION 4.03.  Paying Agent; Money for Debenture Payment to be
                    Held in Trust.
                    ------------------------------------------------

          (a) If the Company shall appoint one or more paying agents for all or any series of the Debentures, other than the Trustee, the Company will cause each such paying agency to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section:

            (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Debentures of that series (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the persons entitled thereto;

            (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of (and premium, if any) or interest on the Debentures of that series when the same shall be due and payable;

            (3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and
            (4) that it will perform all other duties of paying agent as set forth in this Indenture.

          (b) If the Company shall act as its own paying agent with respect to any series of the Debentures, it will on or before each due date of the principal of (and premium, if any) or interest on Debentures of that series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due on Debentures of that series until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more paying agents for any series of Debentures, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          (c) Anything in this Section to the contrary notwithstanding, (i)the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and (ii)the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

SECTION 4.04.  Appointment to Fill Vacancy.
               ---------------------------

          The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.05.  Payment of Additional Interest.
               ------------------------------

          If, at any time while the Property Trustee is a Debentureholder of any Debentures issued to a Hawaiian Electric Industries Capital Trust or the Property Trustee is a holder of Partnership Preferred Securities in the Partnership which in turn is a Debentureholder of any Debentures, such Trust, the Property Trustee or the Partnership shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes or taxes or charges imposed by reason of the transfer of the Trust Preferred Securities or beneficial interests therein) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall promptly pay as additional interest (the "Additional Interest") on the Debentures held by the Property Trustee or the Partnership, such additional amounts as shall be required so that the net amounts received and retained by such Trust and by the Property Trustee, or by the Partnership, whichever the case may be, after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts such Trust and the Property Trustee, or the Partnership, as the case may be, would have received had no such taxes, duties, assessments or other governmental charges been imposed.

SECTION 4.06.  Maintenance of the Hawaiian Electric Industries
               Capital Trust and the Partnership.
               ---------------------------------

          In the event any Debentures are issued to a Hawaiian Electric Industries Capital Trust, or a Trustee of such a Trust, or to the Partnership in connection with the issuance of Trust Preferred Securities of a Hawaiian Electric Industries Capital Trust or Partnership Preferred Securities of the Partnership, for so long as such Trust Preferred Securities or such Partnership Preferred Securities remain Outstanding, the Company will covenant (i) to directly or indirectly maintain 100 percent ownership of the Trust Common Securities of such Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of such Trust Common

Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of the Debentures to the holders of Trust Preferred Securities and Trust Common Securities in liquidation of such Trust, the redemption of all of the Trust Preferred Securities and Trust Common Securities of such Trust, or the mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of such Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes, and (iii) to use its reasonable efforts to cause each holder of Trust Common Securities and Trust Preferred Securities to be treated as owning an undivided beneficial interest in the Debentures.

                                  ARTICLE FIVE

                          Debentureholders' Lists and
                     Reports by the Company and the Trustee

SECTION 5.01.  Company to Furnish Trustee Names and Addresses
               of Debentureholders.
               -----------------------------------------------

          The Company shall furnish or cause to be furnished to the Trustee (a) semiannually, not later than June 1 and December 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Debentures as of such regular record date and such a list shall not be furnished to the Trustee at intervals of more than six months, provided, that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b)at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such list need be furnished for any series for which the Trustee shall be the Debenture Registrar.

SECTION 5.02.  Preservation of Information; Communications to
               Holders.
               -----------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in
Section 5.01 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as Debenture Registrar (if acting in such capacity).

          (b) The Trustee may destroy any list furnished to it as provided in
Section 5.01 upon receipt of a new list so furnished.

          (c) In case three or more holders of Debentures of a series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures of such series or holders of all Debentures with respect to their rights under this Indenture or under such Debentures, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five business days after the receipt of such application, at its election, either:

            (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02; or

            (2) inform such applicants as to the approximate number of holders of Debentures of such series or of all Debentures, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this
     Section 5.02, and as to the approximate cost of mailing to such Debentureholders the form of proxy or other communication, if any, specified in such application.

          (d) If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of such series or of all Debentures, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures of such series or of all Debentures, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (e) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection
(b).

SECTION 5.03.  Reports by Company.
               --------------------

          (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

          (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable overnight delivery service which provides for evidence of receipt, to the Debentureholders, as their names and addresses appear upon the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          (d) The Company covenants and agrees to furnish to the Trustee, within 120 days after the end of each fiscal year of the Company for each fiscal year in which any of the Debentures are Outstanding, or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, a Certificate as to the signing officer's best knowledge of the Company's compliance with the conditions and covenants under this Indenture requiring compliance by the Company. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 5.04.  Reports by Trustee.
               ---------------------

          (a) Within 60 days after August 15 of each year in which any of the Debentures are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

            (1) any change to its eligibility under Section 7.09, and its qualifications under Section 7.08;

            (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of subsection (c) of Section 7.08;

            (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee if such advances so remaining unpaid aggregate more than 1/2 of 1% of the principal amount of the Debentures Outstanding on the date of such report;

            (4) the amount, interest rate, and maturity date of all other indebtedness owing by the Company, or by any other obligor on the Debentures, to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4), or (6) of subsection (b) of Section 7.13;

            (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

            (6) any change to any release, or release and substitution, of property, if any, subject to the lien of this Indenture (and the consideration thereof, if any) which it has not previously reported;

            (7) any additional issue of Debentures which the Trustee has not previously reported; and

            (8) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures or the Debentures of any series, except any action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

          (b) The Trustee shall transmit by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of Debentures of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any Debentures are listed (if so listed) and also with the Commission. The Company agrees to promptly notify the Trustee when any Debentures become listed on any stock exchange.

                                  ARTICLE SIX

                  Remedies of the Trustee and Debentureholders
                              on Event of Default

SECTION 6.01.  Events of Default.
               ------------------

          (a) Whenever used herein with respect to Debentures of a particular series, "Event of Default" means any one or more of the following events which has occurred and is continuing:

          (1) default in the payment of any installment of interest, including any Additional Interest in respect thereon, upon any of the Debentures of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

          (2) default in the payment of the principal of (or premium, if any, on) any of the Debentures of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, provided, however, that a valid extension of the maturity of such Debentures shall not constitute a default for that purpose;

          (3) default in the performance by the Company of any other of the covenants or agreements on the part of the Company with respect to that series contained in such Debentures or otherwise established with respect to that series of Debentures pursuant to Section 2.01 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of

     Debentures other than such series), and the continuance of such default for a period of 90 days after the date on which written notice of such default, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures of that series at the time Outstanding;

          (4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; or an involuntary case shall be commenced under such Code in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days;

          (5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors; or

          (6) in the event the Debentures are issued to a Hawaiian Electric Industries Capital Trust, a Property Trustee or to the

     Partnership, in connection with the issuance of Trust Preferred Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of the Debentures to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such Trust, the redemption of all of the Trust Preferred Securities of such Trust, or the mergers, consolidations or amalgamations, each as permitted by the Trust Agreement of such Trust.

          (b) If an Event of Default with respect to the Debentures of any series at the time Outstanding occurs and is continuing, then, unless the principal of all the Debentures of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debentureholders), may declare the principal of all the Debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Debentures of that series or established with respect to that series pursuant to Section 2.01 hereof to the contrary notwithstanding except for subsection (c) of this Section.

          (c) Section 6.01(b), however, is subject to the condition that if, at any time after the principal of the Debentures of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of that series and the principal of (and premium, if any, on) any and all Debentures of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all defaults under the Indenture, other than the nonpayment of principal on Debentures of that series which shall not have become due by their terms, shall have been remedied or waived as provided in
Section 6.06 then and in every such case the holders of a majority in aggregate principal amount of the Debentures of that series then Outstanding (subject to, in the case of any series of Debentures held as trust assets of a Hawaiian Electric Industries Capital Trust or as partnership assets of the Partnership and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Trust Preferred Securities and the Trust Common Securities of such Hawaiian Electric Industries Capital Trust as may be required under the Trust Agreement of such Hawaiian Electric Industries Capital Trust), by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences with respect to that series of Debentures; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

          (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

          (e) If, prior to a Security Exchange with respect to the Debentures of any series, an Event of Default with respect to the Debentures of such series shall have occurred, the Company expressly acknowledges that under the circumstances set forth in the applicable Trust Agreement, any holder of Trust Preferred Securities of the applicable Hawaiian Electric Industries Capital Trust may enforce directly against the Company the applicable Property Trustee's rights hereunder. In furtherance of the foregoing and for the avoidance of any doubt, the Company acknowledges that, under the circumstances described in the applicable Trust Agreement, any such holder of Trust Preferred Securities, in its own name, in the name of the applicable Hawaiian Electric Industries Capital Trust or in the name of the holders of the Trust Preferred Securities issued by such Hawaiian Electric Industries Capital Trust, may institute or cause to be instituted a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the applicable Property Trustee's rights hereunder directly against the Company as issuer of the applicable series of Debentures, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company.

SECTION 6.02.  Acceleration of Maturity.
               ---------------------------

          (a) The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Debentures of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Debentures of a series when the same shall have become due and payable, whether upon maturity of the Debentures of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures of that series, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law and without duplication of any other amounts paid by the Company or the applicable Hawaiian Electric Industries Capital Trust in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

          (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures of that series and collect in the manner provided by law out of the property of the Company or other obligor upon the Debentures of that series wherever situated the moneys adjudged or decreed to be payable.

          (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on such Debentures, or the creditors or property of either, the Trustee shall have the power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures of such series allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Debentures of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debentureholders, to pay to the Trustee any amount due it under Section 7.06.

          (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Debentures of that series, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Debentures of such series.

          In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

SECTION 6.03.  Application of Moneys Collected.
               ----------------------------------

          Any moneys collected by the Trustee pursuant to Section 6.02 with respect to a particular series of Debentures shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Debentures of that series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06; and

          SECOND: To the payment of the amounts then due and unpaid upon Debentures of such series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively.

SECTION 6.04.  Limitation on Suits; Unconditional Right of
               Debentureholders to Institute Certain Suits.
               ----------------------------------------------

          No holder of any Debenture of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Debentures of such series specifying such Event of Default, as hereinbefore provided;

          (b) the holders of not less than 25% in aggregate principal amount of the Debentures of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder;

          (c) such holder or holders have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Outstanding Debentures of that series;

it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture of such series with every other such taker and holder and Trustee, that no one or more holders of Debentures of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures of such series. For the protection and enforcement of the provisions of this Section, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date) as the same may be extended, or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

SECTION 6.05.  Rights and Remedies Cumulative; Delay or
               Omission Not A Waiver.
               -------------------------------------------

          (a) All powers and remedies given by this Article to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the debentures, by judicial proceedings or otherwise, to enforce performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

          (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

SECTION 6.06.  Control by Debentureholders;
               Waiver of Past Defaults.
               ------------------------------

          The holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding, determined in accordance with
Section 8.04 (with, in the case of any series of Debentures held as trust assets of a Hawaiian Electric Industries Capital Trust as to which a Security Exchange has not theretofore occurred or as partnership assets of the Partnership, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of such

Hawaiian Electric Industries Capital Trust as may be required under the Trust Agreement of such Hawaiian Electric Industries Capital Trust), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided that (1)such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Debentures of any other series at the time Outstanding determined in accordance with Section 8.04, and (2)the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding affected thereby, determined in accordance with
Section 8.04 (with, in the case of any series of Debentures held as trust assets of a Hawaiian Electric Industries Capital Trust or as partnership assets of the Partnership and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of such Hawaiian Electric Industries Capital Trust as may be required under the Trust Agreement of such Hawaiian Electric Industries Capital Trust), may on behalf of the holders of all of the Debentures of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of that series as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)) or a call for redemption of Debentures of that series. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.07.  Notice of Defaults.
               ---------------------

          The Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a particular series, transmit by mail, first class postage prepaid, to the holders of Debentures of that series, as their names and addresses appear upon the Debenture Register, notice of all defaults with respect to that series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (defaults in this context shall not include any periods of grace provided for therein and shall be irrespective of the giving of notice provided for by subsection (3) of Section 6.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Debentures of that series or in the payment of any sinking fund installment established with respect to that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Debentures of that series; provided further, that in the case of any default of the character specified in Section 6.01(a)(3) with respect to Debentures of such series no such notice to the holders of the Debentures of that series shall be given until at least 30 days after the occurrence thereof.

          The Trustee shall not be deemed to have knowledge of any default, except (i) a default under subsection (a)(1) or (a)(2) of Section 6.01 as long as the Trustee is acting as paying agent for such series of Debentures or
(ii)any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained written notice.

SECTION 6.08.  Undertaking for Costs.
               ------------------------

          All parties to this Indenture agree, and each holder of any Debentures by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding more than 10% in aggregate principal amount of the Outstanding Debentures of any series, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture of such series, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

SECTION 6.09.  Certain Additional Covenants.
               -------------------------------

          If (i) there shall have occurred any Event of Default relating to any series of Debentures, (ii) the Company shall be in default with respect to its payments of any obligations under a related Trust Guarantee or Partnership Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on any series of Debentures by extending the interest payment period as provided in and permitted by a supplemental indenture to this Indenture, and such period, or any extension thereof, shall be continuing, then
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock and other than (x)purchases or acquisitions of shares of the Company's common stock in connection with the satisfaction by the Company of its obligations under any employee benefit dividend reinvestment, stock purchase or other stock plans or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Debentures), (y)as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (z)the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Debentures, provided that, if only the event referred to in clause (iii) above (and not the events referred to in clause (i) or (ii) has occurred), this restriction shall apply only to other series of Debentures or debt securities with equivalent deferral options, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee, Partnership Guarantee or any other guarantee by the Company with respect to comparable securities).


                                 ARTICLE SEVEN

                             Concerning the Trustee

SECTION 7.01.  Certain Duties and Responsibilities.
               --------------------------------------

          (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform with respect to Debentures of such series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to Debentures of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Debentures of that series such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) prior to the occurrence of an Event of Default with respect to Debentures of a series and after the curing or waiving of all such Events of Default with respect to that series which may have occurred:

               (i) the duties and obligations of the Trustee shall with respect to Debentures of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to Debentures of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to Debentures of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures of that series; and

            (4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 7.02.  Certain Rights of Trustee.
               ----------------------------

          Except as otherwise provided in Section 7.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be the genuine and to have been signed or presented by the proper party or parties;

          (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by its President, any Vice President or its Treasurer, Controller or Secretary (unless other evidence in respect thereof is specifically prescribed herein);

          (c) The Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Debentures of the particular series affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and,

          (h) The trustee shall not be deemed to have notice of any event of default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

SECTION 7.03.  Limitations of Liability.
               -------------------------

          (a) The recitals contained herein and in the Debentures (other than the Certificate of Authentication on the Debentures) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

          (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

          (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

SECTION 7.04.  Ownership of Debentures.
               --------------------------

          The Trustee or any paying agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent or Debenture Registrar.

SECTION 7.05.  Moneys Held Without Interest.
               ------------------------------

          Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 7.06.  Compensation and Reimbursement.
               ---------------------------------

          (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee

(and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.
          (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(4) or Section 6.01(5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

SECTION 7.07.  Reliance on Certificate of Officers of Company.
               ------------------------------------------------

          Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08.  Conflicts of Interest.
               ------------------------

          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Debentures of any series and if the Default to which such conflicting interest relates has not been cured, duly waived or otherwise eliminated, within 90 days after ascertaining that it has such conflicting interest, it shall either eliminate such conflicting interest or, except as otherwise provided herein, resign with respect to the Debentures of that series in the manner and with the effect specified in Section 7.10 and the Company shall promptly appoint a successor Trustee in the manner provided herein.

          (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, with respect to the Debentures of any series the Trustee shall, within ten days after the expiration of such 90-day period, transmit notice of such failure by mail, first class postage prepaid, to the Debentureholders of that series as their names and addresses appear upon the registration books. Unless the Trustee's duty to resign is stayed as provided herein, any Debentureholder who has been a bona fide holder of Debentures for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor Trustee, if such Trustee fails, after written request thereof by such holder to comply with the provisions of subsection (a) of this Section.

          (c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest with respect to the Debentures of any series if a Default has occurred and is continuing and:

               (1) the Trustee is trustee under this Indenture with respect to the Outstanding Debentures of any series other than that series, or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture; provided that there shall be excluded from the operation of this paragraph the

     Debentures of any series other than that series and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures and all series of securities issuable thereunder are wholly unsecured and rank equally and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act, that differences exist between (A)the provisions of this Indenture with respect to Debentures of that series and with respect to one or more other series or
     (B)the provisions of this Indenture and the provisions of such other indenture or indentures (or such series), which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Debentures of that series and such other series or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture with respect to Debentures of that series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Debentures of that series and such other series or under such other indentures;

               (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

               (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

               (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A)one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company;
     (B)if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C)the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depository, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee, whether under an indenture or otherwise;

               (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

               (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), (A) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for the Company;

               (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

               (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection (c) defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

               (9) the Trustee owns, on the date of Default upon the Debentures of any series or any anniversary of such Default while such Default upon the Debentures issued under this Indenture remains Outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflict interest under paragraph (6),
     (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which includes them, the provisions of the preceding sentence shall not apply for a period of not more than two years from the date of such acquisition, to the extent that such securities in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such Default upon the Debentures issued under this Indenture and annually in each succeeding year that the Debentures issued under this Indenture remain in Default, the Trustee shall make a check of its holding of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holding of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

               (10) except under the circumstances described in paragraph (1),
     (3), (4), (5) or (6) of subsection (b) of Section 7.13 the Trustee shall be or shall become a creditor of the Company.

          For purposes of paragraph (1) of this subsection (c), and of Section 6.06, the term "series of securities" or "securities" means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that, "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly secured.

          The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

          For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A)the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B)an obligation shall be deemed to be in "default", when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C)the Trustee shall not be deemed to be the owner or holder of (i)any security which it holds as collateral security (as trustee or otherwise) for any obligation which is not in default as defined in clause (B) above, or (ii)any security which it holds as collateral security under this Indenture, irrespective of any Default hereunder, or
(iii)any security
which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

          (d) For the purposes of this Section 7.08:

               (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

               (2) The term "director" shall mean any member of the board of directors of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

               (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

               (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

               (5) The term "Company" shall mean any obligor upon the Debentures.

               (6) The term "executive officer" shall mean the chairman of the board of directors, president, every vice president, every assistant vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated.

          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

               (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

               (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

               (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

               (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                   (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                   (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                    (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                    (iv) securities held in escrow if placed in escrow by the issuer thereof, provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

               (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          (f) Except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debentures issued under this Indenture, or in the payment of any sinking or analogous fund installment, the Trustee shall not be required to resign as provided by this Section 7.08 if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i)the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of Debentureholders. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

          Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

SECTION 7.09.  Requirements for Eligibility.
               -----------------------------

          There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10.  Resignation and Removal.
               ------------------------

          (a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Debentures of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debentureholders of such series, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures of such series, or any Debentureholder of that series who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appointment a successor trustee.

          (b) In case at any time any of the following shall occur:

               (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

               (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

               (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, unless the Trustee's duty to resign is stated as provided herein, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Debentures of any series at the time Outstanding may at any time remove the Trustee with respect to such series and appoint a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Debentures of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

          (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Debentures of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Debentures of any particular series.

SECTION 7.11.  Successor Trustee.
               --------------------

          (a) In case of the appointment hereunder of a successor trustee with respect to all Debentures, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a successor trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (1)shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor trustee relates,
(2)shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3)shall add to or
change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Debentures of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor trustee relates.

          (c) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, power and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

          (d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

          (e) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debentureholders, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 7.12.  Successor to Trustee by Merger, Consolidation or
               Succession to Business.
               -------------------------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

SECTION 7.13.  Preferential Collection of Claims
               Against Issuer.
               ----------------------------------

          (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (b) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures and the holders of other indenture securities (as defined in subsection (c) of this Section):

               (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

               (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

          Nothing herein contained, however, shall affect the right of the
Trustee:

          (A) to retain for its own account (i)payments made on account of any such claim by any person (other than the Company) who is liable thereon, and
(ii)the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii)distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section, would occur within three months; or

          (D) to receive payment on any claim referred to in paragraph (B) or
(C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Debentureholders and the holders of other indenture securities in such manner that the Trustee, the Debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debentureholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i)to apportion between the Trustee, the Debentureholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii)in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

            (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          In any case commenced under the Bankruptcy Act of July 1, 1898, or any amendment thereto enacted prior to November 6, 1978, all references to periods of three months in subsection (a) of this Section shall be deemed to be references to periods of four months.

     (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

            (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

            (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien, if any, of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Debentureholders at the time and in the manner provided in this Indenture;

            (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, subscription agent, fiscal agent or depositary, or other similar capacity;

            (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

            (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

            (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

     (c)  As used in this Section:

            (1) The term "default" shall mean any failure to make payment in full of the principal of (or premium, if any) or interest upon any of the Debenture or upon the other indenture securities when and as such principal (or premium, if any) or interest becomes due and payable.

            (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A)under which the Trustee is also trustee, (B)which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (C)under which a default exists at the time of the apportionment of the funds and property held in said special account.

            (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

            (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

            (5) The term "Company" shall mean any obligor upon any of the Debentures.

                                 ARTICLE EIGHT

                        Concerning the Debentureholders

SECTION 8.01.  Evidence of Action by Debentureholders.
               -----------------------------------------

          Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Debentures of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures of that series in person or by agent or proxy appointed in writing.

          If the Company shall solicit from the Debentureholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer's Certificate, fix in advance a record date for such series for the determination of Debentureholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debentureholders of record at the close of business on the record date shall be deemed to be Debentureholders for the purposes of determining whether Debentureholders of the requisite proportion of Outstanding Debentures of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures of that series shall be computed as of the record date; provided that no such authorization, agreement or consent by such Debentureholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02.  Proof of Execution of Instruments and of Holding
               of Debentures.
               -------------------------------------------------

          Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Debentureholder or his agent or proxy and proof of the holding by any person of any of the Debentures shall be sufficient if made in the following manner:

          (a) The fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

          (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

          (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.03.  Persons Deemed Owners of Debentures.
               --------------------------------------

          Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

SECTION 8.04.  Debentures Owned by Company or Controlled or
               Controlling Companies Disregarded for Certain
               Purposes.
               ----------------------------------------------

          In determining whether the holders of the requisite aggregate principal amount of Debentures of a particular series have concurred in any direction, consent or waiver under this Indenture, Debentures of that series which are owned by the

Company or any other obligor on the Debentures of that series or by any Subsidiary of the Company or of such other obligor on the Debentures of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures of such series which the Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with or an Affiliate of the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05.  Instruments Executed by Debentureholders Bind
               Future Holders.
               ----------------------------------------------

          At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action, any holder of a Debenture of that series which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures of that series.

                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 9.01.  Supplemental Indentures Without Consent of_
               Debentureholders.
               ------------------------------------------

          In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debentureholders, for one or more of the following purposes:

          (a) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained herein or otherwise established with respect to the Debentures; or

          (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Debentures of all or any series as the Board of Directors and the Trustee shall consider to be for the protection of the holders of Debentures of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Debentures of such series to waive such default; or

          (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the holders of the Debentures of any series; or

          (d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02.  Modification of Indenture With Consent of
               Debentureholders.
               -----------------

          With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding (and, in the case of any series of Debentures held as trust assets of a Hawaiian Electric Industries Capital Trust as to which a Security Exchange has not theretofore occurred or as partnership assets of the Partnership, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of such Hawaiian Electric Industries Capital Trust as may be required under the Trust Agreement of such Hawaiian Electric Industries Capital Trust), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a Hawaiian Electric Industries Capital Trust as to which a Security Exchange has not theretofore occurred or as partnership assets of the Partnership, such consent of the holders of the Trust Preferred Securities and the Trust Common Securities of such Hawaiian Electric Industries Capital Trust as may be required under the Trust Agreement of such Hawaiian Electric Industries Capital Trust) then Outstanding and affected thereby,
(i)extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof (including in the case of a discounted Debenture the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon the redemption thereof, or make the principal of or interest or premium, if any, on the Debentures payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Debentureholder to institute suit for the payment thereof or the right of prepayment, if any, at the option of the Debentureholder, (ii)reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such modification, or (iii) otherwise adversely affect the interest of the holders of any series of Debentures.

          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders (and, in the case of any series of Debentures held as trust assets of a Hawaiian Electric Industries Capital Trust as to which a Security Exchange has not theretofore occurred or as partnership assets of the Partnership, such consent of holders of the Trust Preferred Securities and the Trust Common Securities of such Hawaiian Electric Industries Capital Trust as may be required under the Trust Agreement of such Hawaiian Electric Industries Capital Trust) required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

          It shall not be necessary for the consent of the Debentureholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Debentureholders of all series affected thereby as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Effect of Supplemental Indentures.
               ------------------------------------

          Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 10.01, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04.  Debentures May Bear Notation of Changes by
               Supplemental Indentures.
               -------------------------------------------

          Debentures of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this

Article or of Section 10.01, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of that series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures of that series then Outstanding.

SECTION 9.05.  Opinion of Counsel.
               -------------------

          The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.


                                  ARTICLE TEN

                   Consolidation, Merger, Sale or Conveyance

SECTION 10.01. Company May Consolidate, Etc., Only on Certain Terms.
               -----------------------------------------------------

          The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

          (a) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entity are transferred shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture; and

          (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 10.02. Successor Corporation.
               ------------------------

          The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Debentures and, in the event of such conveyance or transfer, any such predecessor corporation may be dissolved and liquidated.

SECTION 10.03. Opinion of Counsel.
               ---------------------

          The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.


                                 ARTICLE ELEVEN

                    Satisfaction and Discharge of Indenture;
                          Defeasance; Unclaimed Moneys

SECTION 11.01. Satisfaction and Discharge of Indenture.
               -----------------------------------------

          (a) If at any time (1)the Company shall have paid or caused to be paid the principal of and interest on all the Debentures of any series Outstanding hereunder (other than Debentures of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05) as and when the same shall have become due and payable, or (2)the Company shall have delivered to the Trustee for cancellation all Debentures of any series theretofore authenticated (other than any Debentures of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.05) or (3) (i)all the Debentures of series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii)the Company shall have irrevocably deposited or caused to be deposited with the Trustee or any Defeasance Agent as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 11.04) or Governmental Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A)the principal of, premium on, if any and interest on all Debentures of such series on each date that such principal or interest is due and payable and (B)any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Debentures of such series; and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i)rights of registration of transfer and exchange of Debentures of such series and the Company's right of optional redemption, if any, (ii)substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii)rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Debentureholders to receive mandatory sinking fund payments, if any, (iv)the rights, obligations, duties and immunities of the Trustee hereunder, (v)the rights of the holders of Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi)the obligations of the Company under Section 4.02) and the Trustee, on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Debentures to receive amounts in respect of principal of and interest on the Debentures held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Debentures are listed. The Company agrees to reimburse the Trustee or any Defeasance Agent for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee or any Defeasance Agent for any services thereafter reasonably and properly rendered by the Trustee or any Defeasance Agent, respectively, in connection with this Indenture or the Debentures of such series.

          (b) The following provisions shall apply to the Debentures of each series unless specifically otherwise provided in a Board Resolution or indenture supplemental hereto provided pursuant to Section 2.01. In addition to discharge of the Indenture pursuant to the next preceding paragraph, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debentures of a series on the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Debentures of such series shall no longer be in effect (except as to (i)rights of registration of transfer and exchange of Debentures of such series and the Company's right of optional redemption, if any, (ii)substitution of mutilated, defaced, destroyed, lost or stolen Debentures, (iii)rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the holders of Debentures to receive mandatory sinking fund payments, if any, (iv)the rights, obligations, duties and immunities of the Trustee hereunder, (v)the rights of the Holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi)the obligations of the Company under Section 4.02) and the Trustee, at the expense of the Company, shall at the Company's request, execute proper instruments acknowledging the same, if

            (1) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or any Defeasance Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Debentures of such series (i)cash in an amount, or (ii)Governmental Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A)the principal of and premium on, if any, and interest on all Debentures of such series on each date that such principal or interest is due and payable and (B)any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Debentures of such series;

           (2) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;

           (3) the Company has delivered to the Trustee and any Defeasance
     Agent an Opinion of Counsel to the effect that (x)the Company has received from, or there has been published by, the Internal Revenue Service a ruling pertaining to a comparable form of transaction (and such ruling shall accompany such Opinion of Counsel) or (y)since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the holders of the Debentures of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

           (4) the Company has delivered to the Trustee and any Defeasance
     Agent an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with;

           (5) no event or condition shall exist that, pursuant to the provisions of Section 14.02 or 14.03, would prevent the Company from making payments of the principal of or interest on the Debentures of such series on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (6) if the Debentures of such series are listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, the Company has delivered to the Trustee and any Defeasance Agent an Opinion of Counsel to the effect that said Debentures will not be delisted from such national securities exchange as a result of such deposit, defeasance and discharge; and

            (7) no Default or Event of Default with respect to the Debentures of such series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(a)(4) or Section 6.01(a)(5) shall have occurred and be continuing on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (c) The Company shall be released from its obligations under Sections 4.06, 6.09 and 10.01 with respect to the Debentures of any series, Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Debentures of any series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but the remainder of this Indenture and such Debentures shall be unaffected thereby. The following shall be the conditions to application of this subsection (C) of this Section 11.01:

            (1) the Company has irrevocably deposited or caused to be deposited with the Trustee or any Defeasance Agent as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Debentures of such series and coupons appertaining thereto, (i) cash in an amount,
     (ii) Governmental

     Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and premium on, if any, and interest on all Debentures of such series and (B) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Debentures of such series;

          (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(a)(4) or Section 6.01(a)(5) shall have occurred and be continuing on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 7.08 and for purposes of the Trust Indenture Act of 1939 with respect to any securities of the Company;

          (4) such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (5) if the Debentures of such series are listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, the Company shall have delivered to the Trustee and any Defeasance Agent an Opinion of Counsel to the effect that said Debentures will not be delisted from such national securities exchange as a result of such covenant defeasance;

          (6) no event or condition shall exist that, pursuant to the provisions of Section 14.02 or 14.03, would prevent the Company from making payments of the principal of or interest on the Debentures of such series on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Debentures of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

SECTION 11.02. Application by Trustee of Funds Deposited for
               Payment of Debentures.
               ----------------------------------------------

          Subject to Section 11.04, all moneys deposited with the Trustee (or other trustee) pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Debentures of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 11.03. Application by Trustee of Funds Deposited for
               Payment of Debentures.
               ----------------------------------------------

          In connection with the satisfaction and discharge of this Indenture with respect to Debentures of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Debentures shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 11.04. Repayment of Moneys Held by Paying Agent.
               -------------------------------------------

          Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Debentures of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment series, shall at the expense of the Company, mail by first-class mail to holders of such Debentures at their addresses as they shall appear on the Debenture Register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 11.05. Repayment of Moneys Held by Trustee.
               --------------------------------------

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 11.01 or the principal or interest received in respect of such obligations.

                                 ARTICLE TWELVE

               Immunity of Incorporators, Stockholders, Officers
                                 and Directors

SECTION 12.01. Immunity From Individual Liability.
               ------------------------------------

          No recourse under or upon any obligations, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                                ARTICLE THIRTEEN

                            Miscellaneous Provisions

SECTION 13.01. Successors and Assigns.
               -------------------------

          All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 13.02. Acts of Board, Committee or Officer of Successor
               Company.
               -------------------------------------------------

          Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 13.03. Surrender of Powers of Company.
               ---------------------------------

          The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

SECTION 13.04. Required Notices or Demands Served by Mail.
               ---------------------------------------------

          Except as otherwise expressly provided herein any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letter box addressed (until another address is filed in writing by the Company with the Trustee), as follows: Hawaiian Electric Industries, Inc., 900 Richards Street, Honolulu, Hawaii 96813, Attention: Treasurer. Any notice, election, request or demand by the Company or any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

SECTION 13.05. Governing Law.
               -------------

          This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of said State.

SECTION 13.06. Officer's Certificates and Opinions of Counsel.
               ----------------------------------------------

          (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 5.03(d) of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.07. Payments Due on Saturdays, Sundays or Holidays.
               ----------------------------------------------

          Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officer's Certificate, or established in one or more indentures supplemental to the Indenture, in any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a business day then payment of interest or principal (and premium, if any) may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 13.08. Provisions Required by Trust Indenture Act.
               ---------------------------------------------

          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 13.09. Indenture May be Executed in Counterparts.
               --------------------------------------------

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 13.10. Severability of Indenture Provisions.
               --------------------------------------

          In case any one or more of the provisions contained in this Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.11. Assignment by Company to Subsidiary.
               --------------------------------------

          The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

SECTION 13.12. Holders of Trust Preferred Securities as Third
               Party Beneficiaries of This Indenture.
               -----------------------------------------------

          The Company hereby acknowledges that, to the extent specifically set forth herein, prior to a Security Exchange with respect to the Debentures of any series held as trust assets of a Hawaiian Electric Industries Capital Trust or as partnership assets of the Partnership, the holders of the Trust Preferred Securities of such Hawaiian Electric Industries Capital Trust shall expressly be third party beneficiaries of this Indenture. The Company further acknowledges that, prior to a Security Exchange with respect to Debentures of any series held as trust assets of a Hawaiian Electric Industries Capital Trust, if the Property Trustee of such Hawaiian Electric Industries Capital Trust fails to enforce its rights under this Indenture as the holder of the Debentures of a series held as trust assets of such Hawaiian Electric Industries Capital Trust or as the holder of the Partnership Preferred Securities with respect to such securities' rights, if any, regarding any Debentures of a series held as partnership assets of the Partnership, any holder of the Trust Preferred Securities of such Hawaiian Electric Industries Capital Trust may, after a period of 30 days has elapsed from such holder's written request to such Property Trustee to enforce such rights, institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity.


                                ARTICLE FOURTEEN

                          Subordination of Debentures

SECTION 14.01. Agreement to Subordinate.
               ---------------------------

          The Company, for itself, its successors and assigns, covenants and agrees, and each holder of a Debenture, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on, each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article Fourteen set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 14.02. Rights of Senior Indebtedness in the Event of
               Insolvency, Etc., of the Company.
               ----------------------------------------------

          (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the holders of Senior Indebtedness shall be entitled to receive payment in full of principal thereof and interest due thereon (including without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post-petition interest in any such proceedings) in money of all Senior Indebtedness before the holders of Debentures are entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by the Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in connection with any such proceedings or sale in respect of the principal of or interest on the Debentures other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Fourteen with respect to the Debentures, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment;

          (b) In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default, as therein defined, shall exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness is issued, no payment of the principal of, premium if any, or interest on the Debentures shall be made and the Company covenants that it will, upon ascertaining any such default or event of default, provide written notice to the Trustee of such default or event of default;

          (c) In the event that the Debentures of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default (under circumstances when the provisions of subsection (a) of this Section 14.02 shall not be applicable), the holders of all Senior Indebtedness shall be entitled to receive payment in full in money of such Senior Indebtedness before such holders of Debentures are entitled to receive any payment on account of the principal of or interest on the Debentures; and

          (d) No holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the Debentures by any act or failure to act on the part of the Company.

SECTION 14.03. Payment Over of Proceeds Received on Debentures.
               --------------------------------------------------

          In the event that, notwithstanding the provisions of Section 14.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Fourteen with respect to the Debentures, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment) shall be received by the holders or by the Trustee for their benefit in connection with any proceedings or sale referred to in subsection (a) of Section 14.02 before all Senior Indebtedness is paid in full in money, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in money, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          From and after the payment in full in money of all Senior Indebtedness, the holders of Debentures (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Debentures and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the Debentures shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of Debentures, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Debentures is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders, the obligation of the Company, which is unconditional and absolute, to pay to the holders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture subject to the rights of the holders of Senior Indebtedness, under Section 14.02, to receive cash, property or securities of the Company otherwise payable or deliverable to the holders of the Debentures.

          Upon any distribution or payment in connection with any proceedings or sale referred to in subsection (a) of Section 14.02, the Trustee, subject as between the Trustee and the holders to the provisions of Sections 7.01 and 7.02 hereof, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution or payment to the Trustee for the purpose of ascertaining the

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holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 14.03, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 14.03, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall in good faith pay over or distribute to holders of Debentures or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of Article Fourteen of this Indenture or otherwise.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 14.04. Payment to Debentureholders.
               ------------------------------

          Nothing contained in this Article Fourteen or elsewhere in this Indenture, or in any of the Debentures, shall prevent at any time, (a)the Company from making payments at any time of principal of or interest on the Debentures, except under the conditions described in Section 14.02 or during the pendency of any proceedings or sale therein referred to, provided, however, that payments of principal of or interest on the Debentures shall only be made by the Company within three business days of the due dates for such payments or (b)the application by the Trustee of any moneys deposited with it

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hereunder to the payment of or on account of the principal of or interest on the
Debentures, if at the time of such deposit the Trustee did not have written notice in accordance with Section 14.06 of any event prohibiting the making of such deposit by the Company or if in the event of redemption, the Trustee did not have such written notice prior to the time that the notice of redemption pursuant to Section 3.02 was given (which notice of redemption shall in no event be given more than 60 days prior to the date fixed for redemption).

SECTION 14.05. Holders of Debentures Authorize Trustee to
               Effectuate Subordination of Debentures.
               -------------------------------------------

          Each Debentureholder by his acceptance of a Debenture authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Fourteen and appoints the Trustee as attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Debentureholder's Debentures in the form required in said proceedings and cause said claim to be approved.

SECTION 14.06. Notice to Trustee.
               --------------------

          Notwithstanding the provisions of this Article Fourteen or any other provisions of this Indenture, the Trustee shall not be charged with the knowledge of the existence of any facts which would prohibit the making of any payment of moneys to the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or the representative of any class of Senior Indebtedness; provided, however, that if at least two business days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of either the cash amount payable at maturity or interest on any Debenture) the Trustee shall not have received with respect to such monies the notice provided for in this Section 14.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power

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and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such two business days prior to such date.

SECTION 14.07. Trustees May Hold Senior Indebtedness.
               ---------------------------------------

          The Trustee shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness.

          Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

SECTION 14.08. Applicability of Article Fourteen to Paying
                    Agents.
                    --------------------------------------------

          In case at any time any paying agent other than the Trustee shall be appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Fourteen shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article Fourteen in place of the Trustee.

          The Bank of New York, as Trustee, hereby accepts the trust in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

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          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                    HAWAIIAN ELECTRIC INDUSTRIES, INC.


                    By ________________________________
                       Name:
                       Title:



                    By ________________________________
                       Name:
                       Title:


                    THE BANK OF NEW YORK, as Trustee


                    By ________________________________
                       Name:
                       Title:






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